                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


                  We consent to the incorporation by reference in this Prospectus constituting part of this Registration Statement on Form S-3 of our report dated July 2, 2001 which appears in the Annual Report on Form 10-K for the fiscal year ended May 31, 2001 of RPM, Inc. and of our report on the Financial Statement Schedules which appears in such Annual Report on Form 10-K. We also consent to the reference to our firm made under the heading "Experts" in the Prospectus.



                                    /s/ Cuilla, Smith & Dale, LLP
                                    -------------------------------------------
                                        CIULLA, SMITH & DALE, LLP




Cleveland, Ohio

February 26, 2002